UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 22, 2008
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 22, 2008, in cooperation with and at the request of the Office of the Comptroller of the Currency (the “OCC”), Vineyard Bank, N.A. (the “Bank”), a wholly-owned subsidiary of Vineyard National Bancorp (the “Company”), voluntarily consented to the issuance of a Consent Order (“Consent Order”).  The Consent Order establishes timeframes for the completion of remedial measures which have been previously identified and are in process towards completion as part of the Company’s internally developed and independently implemented Risk Mitigation Action Plan. Under the Consent Order, the Bank agreed, among other things, to establish a compliance committee to monitor and coordinate compliance with the Consent Order; identify experienced and competent individuals to serve on a permanent, full-time basis as Chief Executive Officer and Chief Credit Officer; maintain capital ratios above the statutory minimums and develop a three-year capital plan; suspend the payment of dividends without regulatory approval; limit annual loan growth; establish a program for the maintenance of adequate allowances for loan losses; adopt a written asset diversification program; review, revise and adhere to the Bank’s loan policy; ensure the use and reporting of appropriate risk rating of assets; establish an effective, independent and ongoing loan review system; take appropriate action to protect the Bank’s interest in its problem assets; ensure the maintenance of sufficient liquidity to sustain current operations and withstand anticipated or extraordinary demand; and improve the management of the Bank’s information technology activities and to address various deficiencies cited by the OCC.

Any material failure to comply with the provisions of the Consent Order could result in enforcement actions by the OCC. While the Company intends to take such actions as may be necessary to enable the Bank to comply with the requirements of the Consent Order, there can be no assurance that the Bank will be able to comply fully with the provisions of the Consent Order, or to do so within the timeframes required, that compliance with the Consent Order will not be more time consuming or more expensive than anticipated, or that compliance with the Consent Order will enable the Company and the Bank to resume profitable operations, or that efforts to comply with the Consent Order will not have adverse effects on the operations and financial condition of the Company and the Bank.

The foregoing description of the Consent Order is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

On July 28, 2008, the Company issued a press release announcing the issuance of the Consent Order.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company has a secured line of credit with First Tennessee Bank National Association (“First Tennessee”) that is collateralized by 100% of the Bank’s common stock.  The outstanding principal balance on this line of credit was $48,300,000 at July 22, 2008, and the maturity date of this line of credit is August 29, 2008.  On July 24, 2008, the Company notified First Tennessee of, and requested a waiver with respect to, an event of default under this line of credit occurring as a result of the issuance of the Consent Order described in Item 1.01 in this Current Report on Form 8-K.  Unless First Tennessee elects to waive this event of default, it will be entitled to declare the outstanding principal balance on this line of credit immediately due and payable and otherwise exercise its rights as a secured party against the collateral to collect, enforce or satisfy the obligations under this line of credit.

Item 8.01.  Other Events.

On July 22, 2008, the Company notified the Federal Reserve Bank of San Francisco of its election to terminate its financial holding company status.  As the sole shareholder of the Bank, the Company will remain a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.  The Company’s management does not believe this election will have an adverse effect on the Company’s current operations as the Company does not engage in any activities that require the Company to be registered as a financial holding company.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Consent Order dated July 22, 2008 issued by the Comptroller of the Currency in the matter of Vineyard Bank, N.A., Corona, California.
10.2	Stipulation and Consent to the Issuance of a Consent Order dated July 22, 2008 between the Comptroller of the Currency and Vineyard Bank, N.A., Corona, California.
99.1	Press release of Vineyard National Bancorp dated July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vineyard National Bancorp
(Registrant)

Dated: July 28, 2008	By:	/s/ Gordon Fong
	Name:	Gordon Fong
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consent Order dated July 22, 2008 issued by the Comptroller of the Currency in the matter of Vineyard Bank, N.A., Corona, California.
10.2	Stipulation and Consent to the Issuance of a Consent Order dated July 22, 2008 between the Comptroller of the Currency and Vineyard Bank, N.A., Corona, California.
99.1	Press release of Vineyard National Bancorp dated July 28, 2008.